Universal Technical Institute Reports Fiscal Year 2017 Third Quarter Results
Grows Q3 2017 student starts 12.5% year-over-year
Reaffirms remaining full year fiscal 2017 financial outlook and adjusts capital expenditure guidance

SCOTTSDALE, ARIZ. - August 3, 2017 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported financial results for the fiscal 2017 third quarter ended June 30, 2017.

Kim McWaters, UTI’s Chairman and Chief Executive Officer, stated, “Third quarter student starts grew 12.5 percent and our show rate improved by 180 basis points over the prior year third quarter, as a combined result of our Show Rate Initiative and our Institutional Grant Program. In July, we opened our Welding technology program at our Rancho Cucamonga, CA campus, and in August, our first students will begin the CNC Machining technology program at our NASCAR Tech campus in Mooresville, NC. By expanding our core course offerings into these high-growth industries, we are further differentiating UTI among our peer group and positioning ourselves to capture additional market share.

“Looking ahead, we remain committed to achieving our goal of growing student starts for the second half of fiscal 2017, delivering annualized cost savings at the higher end of between $30 million and $40 million in fiscal 2017, and generating significantly improved EBITDA year-over-year. We are continuing to optimize our business model through the execution of our strategies to drive new student start growth, expand our course offerings, open additional smaller campuses, optimize our marketing mix, and maintain a prudent cost structure to support our path to long-term growth and profitability.”

Financial Results for the Three-Month Period Ended June 30: 2017 Compared to 2016

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Revenues for the quarter were $76.3 million, compared to $82.3 million for the prior year period. Revenues exclude tuition related to students participating in the company's proprietary loan program, which were $4.0 million and $4.2 million for the third fiscal quarter of 2017 and 2016, respectively. This tuition will be recognized as revenues when payments are received.

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Operating expenses for the quarter were $79.0 million, compared to $87.7 million for the prior year period. The $8.7 million decrease is largely due to lower compensation expense and improved operating efficiencies pursuant to the implementation of the Financial Improvement Plan.

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Operating loss for the quarter was $2.8 million, compared to $5.5 million for the prior year period. The improvement reflects the aforementioned significant cost reductions and incremental operating income of $1.1 million from the Long Beach campus, which opened in August 2015.

•	Income tax expense was $1.0 million for the quarter, reflecting a full valuation allowance on deferred tax assets, compared to an income tax benefit of $1.1 million for the prior year period.

•	Net loss for the quarter was $3.9 million, compared to a net loss of $5.1 million for the prior year period.

•	Net loss available for distribution to common shareholders was $5.2 million, or $0.21 per diluted share, for both the quarter and the prior year period.

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Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended June 30, 2017 was $2.1 million, compared to a loss of $0.6 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

Financial Results for the Nine-Month Period Ended June 30: 2017 Compared to 2016

•	Revenues were $242.9 million, compared to $260.2 million, and excluded $13.4 million and $14.5 million, respectively, of tuition related to students participating in the proprietary loan program.

•	Operating expenses were $243.6 million, compared to $273.6 million for the prior year period.

•	Operating loss was $0.7 million, compared to $13.4 million for the prior year period.

•	Income tax expense was $5.7 million for the year-to-date period, compared to $23.7 million for the prior year period, reflecting a full valuation allowance on deferred tax assets during both periods.

•	Net loss for the year-to-date period was $7.4 million, compared to a net loss of $38.8 million for the prior year period.

•
Net loss available for distribution to common shareholders for the year-to-date period was $11.3 million, or $0.46 per diluted share, compared to $38.9 million, or $1.60 per diluted share, for the prior year period.

•	UTI recorded a preferred stock cash dividend of $3.9 million for the nine months ended June 30, 2017 in accordance with the company’s Series A Preferred Stock purchase agreement.

•
Cash, cash equivalents and investments totaled $84.5 million at June 30, 2017, compared to $120.7 million at September 30, 2016. The decrease was primarily attributable to collateral requirements for surety bonds renewed during the second quarter of fiscal 2017 and changes in working capital.

•	EBITDA was $14.1 million, compared to $1.7 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

Student Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(Rounded to hundreds)
Total starts	1,800	1,600	5,000	5,700
Average undergraduate full-time student enrollment	10,000	11,100	10,900	12,200
End of period undergraduate full-time student enrollment	9,500	10,300	9,500	10,300

Fiscal 2017 Outlook

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UTI reaffirms its goal to grow student starts in the second half of fiscal 2017. The company expects the majority of this growth will have been reflected in the third quarter, and that its fourth quarter will range from slightly up to slightly down. New student starts are now expected to decline by mid-to-high single digits for the full year versus previous guidance of a high single-digit decline in new student starts.

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Combined with the number of students currently in school and the timing of the anticipated start growth, the average student population is projected to be down in the low-double digits as a percentage compared with the prior year.

•	UTI continues to expect revenue to be down in the mid-to-high single digits in fiscal 2017.

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UTI reaffirms its expectation that its Financial Improvement Plan implemented in September 2016 will deliver annualized cost savings at the higher end of between $30 million and $40 million in fiscal 2017.

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UTI continues to expect annual operating results to range between operating income of $1 million and an operating loss of $1 million. The company is evaluating its institutional grant program and continuing to invest in success-based marketing and show rate improvement initiatives; each of these three factors could positively or negatively impact year-end operating income.

•	UTI reaffirms previous expectations of significantly improved EBITDA for fiscal 2017 as compared to the prior year.

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Capital expenditures are now be approximately $10.5 million to $11.5 million for the 2017 fiscal year, versus previous guidance of $10.0 million to $11.0 million for the fiscal year, as the company expects to invest in its second welding program and internally developed software to support marketing.

Conference Call
Management will hold a conference call to discuss the 2017 third quarter results on Thursday, August 3rd at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through August 15, 2017 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10110803.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. Management also utilizes EBITDA as a performance measure internally. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income (loss), determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 52-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:
Becky Herrick/Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(In thousands, except per share amounts)
Revenues	$76,258	$82,266	$242,934	$260,231
Operating expenses:
Educational services and facilities	44,120	47,044	136,108	146,466
Selling, general and administrative	34,922	40,672	107,536	127,178
Total operating expenses	79,042	87,716	243,644	273,644
Loss from operations	(2,784)	(5,450)	(710)	(13,413)
Other income (expense):
Interest expense, net	(559)	(802)	(2,020)	(2,416)
Equity in earnings of unconsolidated affiliates	116	51	369	290
Other income, net	277	77	712	455
Total other expense, net	(166)	(674)	(939)	(1,671)
Loss before income taxes	(2,950)	(6,124)	(1,649)	(15,084)
Income tax expense (benefit)	967	(1,055)	5,722	23,667
Net loss	$(3,917)	$(5,069)	$(7,371)	$(38,751)
Preferred stock dividends	1,309	101	3,927	101
Loss available for distribution	$(5,226)	$(5,170)	$(11,298)	$(38,852)

Loss per share:
Net loss per share - basic	$(0.21)	$(0.21)	$(0.46)	$(1.60)
Net loss per share - diluted	$(0.21)	$(0.21)	$(0.46)	$(1.60)
Weighted average number of shares outstanding:
Basic	24,748	24,345	24,679	24,283
Diluted	24,748	24,345	24,679	24,283
Cash dividends declared per common share	$—	$—	$—	$0.04

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(3,917)	$(5,069)	$(7,371)	$(38,751)
Other comprehensive loss (net of tax):
Equity interest in investee's unrealized losses on hedging derivatives, net of taxes	(7)	—	(16)	(1)
Comprehensive loss	$(3,924)	$(5,069)	$(7,387)	$(38,752)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2017	Sept. 30, 2016
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$35,077	$119,045
Restricted cash	13,598	5,956
Trading securities	39,790	—
Held-to-maturity investments, current portion	9,398	1,691
Receivables, net	10,091	15,253
Prepaid expenses and other current assets	19,618	20,004
Total current assets	127,572	161,949
Held-to-maturity investments, less current portion	251	—
Property and equipment, net	108,452	114,033
Goodwill	9,005	9,005
Other assets	11,492	12,172
Total assets	$256,772	$297,159

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$31,336	$42,545
Deferred revenue	25,040	44,491
Accrued tool sets	2,920	2,938
Dividends payable	1,309	—
Financing obligation, current	1,056	913
Income tax payable	845	—
Other current liabilities	4,099	3,673
Total current liabilities	66,605	94,560
Deferred tax liabilities, net	3,141	3,141
Deferred rent liability	7,365	8,987
Financing obligation	42,325	43,141
Other liabilities	10,021	10,716
Total liabilities	129,457	160,545

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,622,731 shares issued and 24,757,834 shares outstanding as of June 30, 2017 and 31,489,331 shares issued and 24,624,434 shares outstanding as of September 30, 2016	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of June 30, 2017 and September 30, 2016, liquidation preference of $100 per share	—	—
Paid-in capital - common	184,597	182,615
Paid-in capital - preferred	68,853	68,820
Treasury stock, at cost, 6,864,897 shares as of June 30, 2017 and September 30, 2016	(97,388)	(97,388)
Retained deficit	(28,752)	(17,454)
Accumulated other comprehensive income	2	18
Total shareholders’ equity	127,315	136,614
Total liabilities and shareholders’ equity	$256,772	$297,159

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss	$(7,371)	$(38,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,726	11,358
Amortization of assets subject to financing obligation	2,012	2,012
Amortization of discount on investments	32	387
Unrealized gains on trading securities	(10)	—
Bad debt expense	503	931
Stock-based compensation	1,992	3,208
Deferred income taxes	—	27,928
Equity in earnings of unconsolidated affiliates	(369)	(290)
Training equipment credits earned, net	(710)	(716)
Loss on disposal of property and equipment	18	89
Changes in assets and liabilities:
Restricted cash	(11,050)	322
Receivables	2,453	11,221
Prepaid expenses and other current assets	358	(1,535)
Other assets	263	(83)
Accounts payable and accrued expenses	(11,359)	(3,217)
Deferred revenue	(19,451)	(17,358)
Income tax payable/receivable	3,052	(5,973)
Accrued tool sets and other current liabilities	768	359
Deferred rent liability	(1,622)	(1,372)
Other liabilities	(70)	648
Net cash used in operating activities	(29,835)	(10,832)
Cash flows from investing activities:
Purchase of property and equipment	(6,497)	(6,695)
Proceeds from disposal of property and equipment	1	20
Purchase of held-to-maturity investments	(9,671)	—
Proceeds received upon maturity of investments	1,687	24,569
Purchase of trading securities	(41,585)	—
Proceeds from sales of trading securities	1,799	—
Acquisitions	—	(1,500)
Investment in unconsolidated affiliates	—	(1,000)
Capitalized costs for intangible assets	(325)	(575)
Return of capital contribution from unconsolidated affiliate	352	359
Restricted cash: other	3,407	2,258
Net cash provided by (used in) investing activities	(50,832)	17,436
Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs paid	—	69,214
Payment of common stock cash dividends	—	(1,457)
Payment of preferred stock cash dividend	(2,618)	—
Payment of financing obligation	(673)	(542)
Payment of payroll taxes on stock-based compensation through shares withheld	(10)	(12)
Net cash provided by (used in) financing activities	(3,301)	67,203
Net increase (decrease) in cash and cash equivalents	(83,968)	73,807
Cash and cash equivalents, beginning of period	119,045	29,438
Cash and cash equivalents, end of period	$35,077	$103,245

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(3,917)	$(5,069)	$(7,371)	$(38,751)
Interest expense, net	559	802	2,020	2,416
Income tax expense (benefit)	967	(1,055)	5,722	23,667
Depreciation and amortization	4,537	4,745	13,698	14,370
EBITDA	$2,146	$(577)	$14,069	$1,702

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Salaries expense	$33,692	$39,182	$104,416	$118,360
Employee benefits and tax	7,697	8,431	22,465	25,453
Bonus expense	830	2,223	2,910	4,890
Stock-based compensation	557	921	2,042	3,207
Total compensation and related costs	$42,776	$50,757	$131,833	$151,910

Occupancy expense	$9,422	$9,497	$28,455	$28,819
Depreciation and amortization expense	$4,537	$4,745	$13,698	$14,370
Bad debt expense	$176	$179	$503	$931

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